UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2018

SEACOR Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12289	13-3542736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida	33316
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 523-2200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisitions or Disposition of Assets.
Share Purchase Agreement
As previously announced, on April 4, 2018, SEACOR Capital (Asia) Limited (“SEACOR Capital”), an indirect wholly-owned subsidiary of SEACOR Holdings Inc. (the “Company”) and the owner of 34.18% of the outstanding ordinary shares of Hawker Pacific Airservices Limited (“Hawker”), entered into a Share Purchase Agreement (the “SPA”) by and among (i) SEACOR Capital, (ii) BH Global Aviation LP, an affiliate of Britton Hill Partners, the owner of the remaining outstanding ordinary shares of Hawker (“BH” and, together with SEACOR Capital, the “Sellers”), (iii) holders of all of the issued and outstanding options to purchase ordinary shares of Hawker (the “Selling Optionholders”), (iv) Hawker, (v) a representative of the Sellers and (vi) Eagle Enterprise, Inc. (“Buyer”), an affiliate of Jet Aviation. Upon the terms and subject to the conditions set forth in the SPA, (a) Sellers agreed to sell to Buyer, and Buyer agreed to purchase from Sellers, all of the issued and outstanding ordinary shares of Hawker (the “Shares”) and (b) the Selling Optionholders agreed to sell to Buyer, and Buyer agreed to purchase from the Selling Optionholders, all of their in-the-money vested options to purchase ordinary shares of Hawker, for an aggregate purchase price of $250.0 million in cash, subject to adjustment for cash, indebtedness and transaction expenses and a post-closing working capital adjustment. The transaction closed on April 30, 2018.
Buyer has obtained a Representations and Warranties Insurance Policy, which provides that the insurer will waive and not pursue any subrogation rights against any Seller or Selling Optionholder unless the loss (as defined in such policy) results from fraud. Pursuant to the SPA, the post-closing obligations of the Sellers in respect of any working capital adjustment or indemnification in respect of breaches of representations, warranties and pre-Closing covenants (except for claims against Sellers in the case of fraud) will not exceed approximately 1% of the aggregate purchase price.
The unaudited pro forma financial information of the Company giving effect to the transaction, and the related notes thereto, are attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.
(b) Pro forma financial information
Unaudited pro forma financial information of SEACOR required by Article 11 of Regulation S-X is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
(d)    Exhibits.

Exhibit No.	Description
99.1
Unaudited pro forma condensed consolidated balance sheet of SEACOR Holdings Inc. as of March 31, 2018 and unaudited pro forma condensed consolidated statements of income (loss) of SEACOR Holdings Inc. for the three months ended March 31, 2018 and the year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By:	/s/ WILLIAM C. LONG
Name:	William C. Long
Title:	Executive Vice President, Chief Legal Officer and
Corporate Secretary

Dated: May 4, 2018